Exhibit 10.21
COLLATERAL PLEDGE AGREEMENT
     This Collateral Pledge Agreement (this “Agreement”) dated December 31, 2007, is made by RUTGERS INVESTMENT GROUP, INC. a Texas corporation (“Pledgor”) in favor of FIRSTPLUS FINANCIAL GROUP, INC. (“Secured Party”).
Background
     A. To induce Secured Party to extend credit to Pledgor pursuant to that certain Subordinated Debenture dated of even herewith from Pledgor to Secured Party (as amended, restated, supplemented, or replaced from time to time, the “Note”), Pledgor executes and delivers this Agreement to Secured Party. All capitalized terms used herein and not otherwise defined shall have the same meanings assigned to such terms in the Note.
     B. This Agreement is given and is intended to provide additional security for the Note.
     NOW THEREFORE, for other good and sufficient consideration, the receipt of which is hereby acknowledged, Pledgor, intending to be legally bound, hereby covenants and agrees as follows:
     1. Pledgor, for the purpose of granting a continuing lien and security interest, does hereby assign, pledge, hypothecate, deliver and set over to Secured Party, its successors and assigns, for the benefit of Secured Party, the stock described on Schedule I attached hereto and made part hereof, together with any additions, exchanges, replacements, and substitutions therefore, and distributions with respect thereto, and the proceeds thereof (collectively, the “Pledged Collateral”).
     2. The pledge and security interest described herein shall continue in effect to secure the Note until the Note has been indefeasibly paid and satisfied in full.
     3. Pledgor hereby represents and warrants that:
               (a) Except as pledged herein, Pledgor has not sold, assigned, transferred, pledged or granted any option or security interest in or otherwise hypothecated the Pledged Collateral in any manner whatsoever and the Pledged Collateral is pledged herewith free and clear of any and all liens, security interests, encumbrances, claims, pledges, restrictions, legends, and options;
               (b) Pledgor has the full power and authority to execute, deliver, and perform under this Agreement and to pledge the Pledged Collateral hereunder;
               (c) This Agreement constitutes the valid and binding obligation of Pledgor, enforceable in accordance with its terms, and the pledge of the Pledged Collateral referred to herein is not in violation of and shall not create any default under any agreement, undertaking or obligation of Pledgor;
               (d) The Pledged Collateral has been duly and validly authorized and issued by the issuer thereof;

               (e) Contemporaneously with the execution hereof, Pledgor is delivering to Secured Party all stock certificates, representing or evidencing the Pledged Collateral, accompanied by duly executed instruments of transfer or assignments in blank, to be held by Secured Party in accordance with the terms hereof;
               (f) Pledgor hereby confirms that Secured Party is authorized to file all UCC-1 financing statements that are required under the UCC (as defined below) to perfect any security interest granted hereunder;
     4. If an Event of Default occurs under the Note then Secured Party may, at its sole option, exercise from time to time with respect to the Pledged Collateral any and/or all rights and remedies available to it hereunder, under the Note and/or under the Uniform Commercial Code as adopted from time to time in the State of Texas (“UCC”), or otherwise available to it, at law or in equity, including, without limitation, the right to dispose of the Pledged Collateral at public or private sale(s) or other proceedings, and Pledgor agrees that, if permitted by law, Secured Party or its nominee may become the purchaser at any such sale(s). Any such sale shall be conducted on not less than ten (10) days prior written notice to Pledgor.
     5. (a) In addition to all other rights granted to Secured Party herein or otherwise available at law or in equity, Secured Party shall have the following rights, each of which may be exercised at Secured Party’s sole discretion (but without any obligation to do so), at any time following the occurrence of an Event of Default under the Note, without further consent of Pledgor: (i) transfer the whole or any part of the Pledged Collateral into the name of itself or its nominee or to conduct a sale of the Pledged Collateral in accordance with Section 4 hereof, pursuant to the UCC or pursuant to any other applicable law; (ii) vote the Pledged Collateral; (iii) notify the persons obligated on any of the Pledged Collateral to make payment to Secured Party of any amounts due or to become due thereon; and (iv) release, surrender or exchange any of the Pledged Collateral at any time, or to compromise any dispute with respect to the same. Secured Party may proceed against the Pledged Collateral, or any other collateral securing the Note, in any order, and against Pledgor and any other obligor, jointly and/or severally, in any order to satisfy the Note. Pledgor waives and releases any right to require Secured Party to first collect any of the obligations secured hereby from any other collateral or any other party under any theory of marshalling of assets, or otherwise. All rights and remedies of Secured Party are cumulative, not alternative.
     (b) Pledgor hereby irrevocably appoints Secured Party its attorney-in-fact, subject to the terms hereof, following the occurrence of an Event of Default under the Note at Secured Party’s option: (i) to effectuate the transfer of the Pledged Collateral on the books of the issuer thereof to the name of Secured Party for the purpose set forth in Section 5(a)(i) above or to the name of Secured Party’s nominee, designee or assignee for the purpose of a sale conducted in accordance with Section 4 hereof; (ii) to endorse and collect checks payable to Pledgor representing distributions or other payments on the Pledged Collateral; and (iii) to exercise any other rights of Secured Party hereunder or as permitted by law.

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     6. The proceeds of any Pledged Collateral received by Secured Party at any time, whether from the sale of Pledged Collateral or otherwise, may be applied to or on account of the obligations under the Note and in such order as Secured Party may elect. In addition, Secured Party may, in its discretion, apply any such proceeds to or on account of the payment of all costs, fees and expenses (including, without limitation, attorneys’ fees) which may be incurred by Secured Party.
     7. Pledgor recognizes that Secured Party may be unable to effect, or may effect only after such delay which would adversely affect the value that might be realized from the Pledged Collateral, a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws (collectively, the “Securities Act”) and may be compelled to resort to one or more private sales to a restricted group of purchasers, all of whom qualify as accredited investors (as defined in the Securities Act) who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices and on terms less favorable to Secured Party or the seller than if sold at public sales, and therefore recognizes and confirms that such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they were made privately. Pledgor agrees that Secured Party has no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Secured Party shall not sell or cause the sale of any of the Pledged Collateral in violation of the Securities Act or other law.
     8. In the event that any reclassification, readjustment or other change is made or declared in the Pledged Collateral or Pledgor acquires or in any other manner receives additional shares, or any option included within the Pledged Collateral is exercised, any and all new, substituted or additional interest, or other securities, issued by reason of any such change or exercise, shall be delivered to and held by Secured Party under the terms hereof in the same manner as the Pledged Collateral originally pledged hereunder. No distribution may be paid to or retained by Pledgor unless expressly permitted in the Loan Agreement.
     9. So long as no Default or Event of Default has occurred under the Note, and, until Secured Party notifies Pledgor in writing of the exercise of its rights hereunder, Pledgor shall retain the sole right to vote the Pledged Collateral and exercise all rights of ownership with respect to all corporate or company questions for all purposes not inconsistent with the terms hereof. Pledgor shall execute in favor of Secured Party voting proxies for the Pledged Collateral upon Secured Party’s request from time to time.
     10. Secured Party shall have no obligation to take any steps to preserve, protect or defend the rights of Pledgor or Secured Party in the Pledged Collateral against other parties. Secured Party shall have no obligation to sell or otherwise deal with the Pledged Collateral at any time for any reason, whether or not upon request of Pledgor, and whether or not the value of the Pledged Collateral, in the opinion of Secured Party or Pledgor, is more or less than the aggregate amount of the obligations secured hereby, and any such refusal or inaction by Secured Party shall not be deemed a breach of any duty which Secured Party may have under law to preserve the Pledged Collateral. Except as provided by applicable law, no duty, obligation or responsibility of any kind is intended to be delegated to or assumed by Secured Party at any time with respect to the Pledged Collateral.

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     11. To the extent Secured Party is required by law to give Pledgor prior notice of any public or private sale, or other disposition of the Pledged Collateral, Pledgor agrees that ten (10) days prior written notice to Pledgor shall be a commercially reasonable and sufficient notice of such sale or other intended disposition.
     12. Pledgor shall indemnify, defend and hold harmless Secured Party from and against any and all claims, losses and liabilities resulting from any breach by Pledgor of Pledgor’s representations and covenants under this Agreement.
     13. For purposes hereof, Pledgor hereby waives notice of (a) acceptance of this Agreement, (b) the existence and incurrence from time to time of any obligations under the Note, (c) the existence of any Event of Default, the making of demand, or the taking of any action by Secured Party under the Note and (d) demand and default hereunder.
     14. Pledgor hereby consents and agrees that Secured Party may at any time or from time to time pursuant to the Note (a) extend or change the time of payment and/or the manner, place or terms of payment of any and all obligations under the Note, (b) supplement, amend, restate, supersede, or replace the Note, (c) renew, extend, modify, increase or decrease loans and extensions of credit under the Note, (d) modify the terms and conditions under which loans and extensions of credit may be made under the Note, (e) settle, compromise or grant releases for any obligations under the Note and/or any person or persons liable for payment of any obligations under the Note, (f) exchange, release, surrender, sell, subordinate or compromise any collateral of any party now or hereafter securing any of the obligations under the Note and (g) apply any and all payments received from any source by Secured Party at any time against the obligations under the Note in any order as Secured Party may determine; all of the foregoing in such manner and upon such terms as Secured Party may determine and without notice to or further consent from Pledgor and without impairing or modifying the terms and conditions of this Agreement which shall remain in full force and effect.
     15. This Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (a) any delay in making demand on Pledgor for, or delay in enforcing or failure to enforce, performance or payment of Pledgor’s obligations under the Note, (b) any failure, neglect or omission on Secured Party’s part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Pledgor or any other party securing the obligations under the Note, (c) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons or in any property, (d) the invalidity or unenforceability of any obligations under the Note, (e) the existence or nonexistence of any defenses which may be available to Pledgor with respect to the obligations under the Note, or (f) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against any Pledgor.
     16. Pledgor covenants and agrees that Pledgor shall not, without the prior written consent of Secured Party, sell, encumber or grant any lien, security interest or option on or with respect to any of the Pledged Collateral.

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     17. Any failure of or delay by Secured Party to exercise any right or remedy hereunder shall not be construed as a waiver of the right to exercise the same or any other right or remedy at any other time.
     18. This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof and may be modified only by a written instrument signed by Pledgor and Secured Party.
     19. This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by and construed in accordance with the laws of the State of Texas applied to contracts to be performed wholly within the State. Any judicial proceeding brought by or against Pledgor with respect to any of the obligations secured by the Note, this Agreement, or any related agreement may be brought in any court of competent jurisdiction in the State of Texas, County of Cameron, United States of America, and, by execution and delivery of this Agreement, Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction. Pledgor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Pledgor waives the right to remove any judicial proceeding brought against Pledgor in any state court to any federal court. Any judicial proceeding by Pledgor against Secured Party involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Cameron, State of Texas.
     20. All communications which Secured Party may provide to Pledgor herein shall be sent to Pledgor at the address set forth in the Note.
     21. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.
     22. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL

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WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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     IN WITNESS WHEREOF, this Collateral Pledge Agreement has been executed and delivered as of the date first set forth above.

RUTGERS INVESTMENT GROUP, INC
Pledgor

By:	/s/ Jack Roubinek

Name:	Jack Roubinek

Title:	CEO

FIRSTPLUS FINANCIAL GROUP, INC.,
Secured Party

By:	/s/ John Maxwell

Name:	John Maxwell

Title:	CEO & Chairman

(Signature Page to Collateral Pledge Agreement)

S-1

SCHEDULE I
Pledged Collateral
     The following Pledged Collateral is hereby pledged by Pledgor to Secured Party pursuant to the Collateral Pledge Agreement to which this Schedule is attached:

	State
	of	Number of Shares
Name of Entity	Formation	Pledged
FirstPlus Financial Group, Inc.		10,000,000

SUBORDINATED DEBENTURE
December 31, 2007
     In consideration of the issuance of Ten Million (10,000,000) common shares of the capital stock of FIRSTPLUS FINANCIAL GROUP, INC. (“Lender”) being made concurrently herewith by Lender to RUTGERS INVESTMENT GROUP, INC (“Borrower”), Borrower promises to pay Lender, at 5100 North O’Connor Boulevard, Suite 400, Irving, Texas 75039, (or such other place as Lender may from time to time designate in writing to Borrower), the principal sum of ONE MILLION DOLLARS ($1,000,000), together with interest on the principal from time to time remaining unpaid prior to the Payment Date (hereinafter defined) at the interest rates stated in this Subordinated Debenture (this “Note”), at the times and on the terms and conditions hereinafter set forth. All principal and accrued interest not earlier due and payable pursuant to other provisions of this Note shall be finally due and payable on demand, which demand may be made any time after the first anniversary date of this Note (the “Payment Date”), provided, Lender provides to Borrower 10 days’ advance written notice of the Payment Date.
     1. Rate and Calculation of Interest.
               (a) Interest Rate. The unpaid principal balance of this Note from time to time outstanding bears interest until this Note has been paid in full, at an annual rate (the “Interest Rate”) equal to the lesser of (i) 10.0% (the “Contract Rate”), or (ii) the Maximum Legal Rate (hereinafter defined).
               (b) Computation. All interest on this Note shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. All changes in the Interest Rate resulting from a change in the Contract Rate or Maximum Legal Rate, as the case may be, shall be effective on the day the Contract Rate or Maximum Legal Rate changes without notice to Borrower.
               2. Payment of Principal and Interest. Payments of principal and interest are due and payable as follows:
               (a) Scheduled Payments. Accrued interest under this Note will only be done on the Payment Date, when the payment of all unpaid principal under this Note plus all accrued and unpaid interest thereon is due and payable. Borrower’s obligation to pay interest under this Note is subject to the non-recourse provisions of Section 5 hereof.
               (b) Prepayment. Borrower may from time to time prepay all or any portion of the principal of this Note without premium or penalty without notice to Lender.
               (c) Manner of Payment and Application of Funds. All sums payable under this Note are payable by Borrower to Lender on the day when due, in United States Dollars, in immediately available collected funds, and in a form that is legal tender for the payment of all debts, public and private, at the time of payment. Except as otherwise specifically provided in this Note, all payments on this Note shall be applied first to any accrued but unpaid interest then due and payable under Note and then to the principal amount due and payable. All non-regularly scheduled payments will be applied in the order and manner determined from time to time by Lender in its sole discretion, subject to the provisions of this Note regarding legal interest limitations.
               (d) Payment on Business Days. If any payment on this Note becomes due on a day other than a Business Day (as hereinafter defined); the payment must be made on the next succeeding Business Day. The extension of time will be included in computing interest in connection with the payment. The term “Business Day”, as used herein, means any day other than a Saturday, Sunday, or any other day on which national banking associations are authorized to be closed.
     3. Default. The occurrence of any of the following events is an “Event of Default” under this Note:
               (a) Failure to Pay. If Borrower fails to pay any installment of principal or interest due on this Note when due and such failure remains uncured for a period of 10 days following written notice of such failure from Lender to Borrower.
               (b) Dissolution. If Borrower terminates its existence, liquidates, or dissolves.
               (c) Insolvency. If Borrower files a petition for bankruptcy, has a petition for bankruptcy filed against them or it, becomes insolvent, makes an assignment. for the benefit of creditors, or seeks or consents to the appointment of a receiver for any of its property.
     4. Stock Pledge. This Note is secured by Borrower’s pledge of Ten Million (10,000,000) shares of Lender’s capital stock (the “Collateral”) pursuant to that certain Collateral Pledge Agreement of even date herewith between Lender and Borrower (the “Pledge Agreement”).
     5. Acceleration; Non-Recourse. If any Event of Default occurs under this Note, Lender, at its option, may declare the entire unpaid principal balance and all unpaid accrued interest owing on this Note, together with any other accrued but unpaid amounts due and payable under this Note, due and payable immediately, without further presentment, demand, protest, notice, grace, or action of any nature whatsoever, all of which are specifically waived by Borrower. Lender’s acceptance of any late or insufficient payment does not (A) constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of such options; (B) constitute a waiver of the right to receive timely payments in the future; (C) constitute a waiver of the right to receive payment in full of all amounts due and payable at the time of such payment; or (D) impair, reduce, release, or extinguish the obligations of Borrower as originally provided in this Note. Notwithstanding anything to the contrary contained in this Note or the Pledge Agreement or any other document between Lender and Borrower, upon the occurrence of an Event of Default or a demand for payment by Lender, or any prepayment by Borrower, Lender shall not hold Borrower personally liable for repayment of the indebtedness evidenced by this Note or for any other sums due as a result of an Event of Default hereunder or under the Pledge Agreement, or for the payment of any deficiency established after foreclosure of the Collateral. Lender’s sole and exclusive remedy and Borrower’s sole and exclusive method to satisfy its obligations under this Note and the Pledge Agreement shall be to transfer the full amount (i.e., each and every share, regardless of any appreciation in the value thereof) of the Collateral to Lender. Upon such transfer, the obligations of Borrower under this Note and the Pledge Agreement shall be deemed satisfied in full. In the event that Borrower fails to effectuate such transfer, nothing contained in this Section 5 shall limit, impair or otherwise affect in any way Lender’s rights to cause the full amount of the Collateral to be transferred to Lender.
     6. Waiver. Borrower and any endorsers or guarantors of this Note severally waive notice, grace, presentment, and demand for payment, notice of dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, bringing of suit, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights and properties securing payment of this Note, and indulgences of every kind. Borrower and any endorsers or guarantors of this Note agree that, from time to time both before and after the Payment Date and without notice, Lender may renew the indebtedness evidenced by this Note, extend the time for any payments on this Note, consent to the substitution of security, acceptance of additional security, or release of any existing security for this Note, and accept partial payments of this Note without in any manner affecting the liability of Borrower or any endorser of guarantor under or with respect to this Note, even though Borrower or such endorser or guarantor is not a party to agreement.
     7. Governing Law. This Note is governed by, and must be construed and enforced in accordance with, the laws of the State of Texas and the federal laws of the United States applicable to the transaction evidenced by this Note, as in effect from time to time. Any judicial proceeding brought by or against Borrower with respect to any of the obligations under this Note or any related agreement may be brought in any court of competent jurisdiction in the State of Texas, County of Cameron, United States of America, and, by execution and delivery of this Note, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Borrower waives the right to remove any judicial proceeding brought against Borrower in any state court to any federal court. Any judicial proceeding by Borrower against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Note or any related agreement, shall be brought only in a federal or state court located in the County of Cameron, State of Texas.
     8. Legal Interest Limitations.
               (a) Maximum Legal Rate. The term “Maximum Legal Rate”, as used in this Note, means, at the particular time in question, the maximum rate of interest that may then be contracted for, charged, taken, received, or reserved by Lender under this Note under applicable state or federal law. If applicable state or federal law (i) imposes no limit, (ii) provides that the amount of interest which may be contracted for, charged, or received on the indebtedness evidenced by this Note is unlimited, or (iii) ceases to provide for such a maximum rate of interest, then the Maximum Legal Rate will be equal to ten percent (10%) per annum.
               (b) Applicable Law. Lender intends at all times to comply with the applicable laws governing the maximum rate or amount of interest payable on or in connection with this Note and the loan evidenced by this Note. Except as otherwise set forth in this Section, Lender will rely on California law for the purpose of determining the Maximum Legal Rate. To the extent federal law permits Lender to contract for, charge, or receive a greater amount of interest, Lender will rely on federal law.
               (c) Usury Savings Clause. If (i) the applicable law is ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced by this Note; (ii) Lender exercises the option to accelerate the maturity of this Note; or (iii) any prepayment by Borrower results in Borrower’s having paid any interest in excess of that permitted by law, Lender and Borrower expressly intend that the following will occur without the necessity of the execution of any new document: (A) Lender shall credit all excess amounts already collected to the principal balance of this Note, or, if this Note has been paid in full, shall refund the excess amounts to Borrower; (B) the provisions of this Note automatically shall be reformed to comply with the then applicable law in the manner that permits recovery by Lender of the fullest amount otherwise called for under this Note; and (C) the amounts thereafter collectable under this Note shall be reduced. The right to accelerate maturity of this Note does not include the right to accelerate any interest that has not accrued on the date of the acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving, or reserving of the indebtedness of Borrower to Lender under this Note shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of the indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding.
               (d) Controlling Provision. The terms and provisions of this Section control and supersede every other provision of all agreements between Borrower and Lender.
     9. Notices. Any notice or demand permitted or required under this Note must be made in writing and is effective on the earlier of: (i) the day of actual receipt of the written notice or demand by the party to whom the notice or demand is given or (b) the day when the written notice or demand is deposited in the United States mail post paid, first class, certified or registered mail with return receipt requested and addressed to the party to whom the notice or demand is being given at the address provided for notices (whether or not the notice or demand is actually received). The address for notices are stated below, provided that either party may change its address for notices to any other location within the continental United States by notifying the other party of the new address in the manner provided herein for the giving of notices, with such change to become effective ten (10) days after notice of the change of address is given.
     10. Subordination. The indebtedness represented by this Note is hereby expressly subordinated in right of payment to the prior payment in full of all of Borrower’s indebtedness then due to banks, insurance companies, lease financing institutions or other lending institutions regularly engaged in the business of lending money (each, a “Senior Lender”). It is intended by this provision that this Note may be paid in accordance with its terms so long as Borrower is not in default in payment of indebtedness to which this Note has been subordinated (the “Senior Debt”) and has, in fact, made all payments due under the Senior Debt at the time of the payment in question on this Note. Interest shall continue to accrue during any suspension in payment on this Note. Upon request of Borrower, Lender hereby agrees to enter into (i) a subordination agreement with each Senior Lender to the effect specified in this Section 9 but containing such additional terms and conditions requested by Senior Lender and (ii) such other documents to effectuate any transaction with Senior Lender.
ADDRESS FOR NOTICES:

Lender:	FIRSTPLUS FINANCIAL GROUP, INC. Attn: John Maxwell 122 West John Carpenter Freeway, Suite 450 Irving, Texas 75039

Borrower:	RUTGERS INVESTMENT GROUP, INC Attn: Jack Roubinek, CEO 5100 North O’Connor Blvd, Suite 400 Irving, Texas 75039
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer.

BORROWER: RUTGERS INVESTMENT GROUP, INC,
By:	/s/ Jack Roubinek

Jack Roubinek [Chief Executive Officer]

ACKNOWLEDGED AND ACCEPTED
LENDER:
FIRSTPLUS FINANCIAL GROUP, INC.

By:	/s/ John Maxwell
John Maxwell (Chief Executive Officer and Chairman)